United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Materials Pursuant to Rule 14a-12

REVIVA PHARMACEUTICALS HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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REVIVA PHARMACEUTICALS HOLDINGS, INC.

19925 STEVENS CREEK BLVD., SUITE 100

CUPERTINO, CA 95014

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on December 8, 2021

To the Stockholders of Reviva Pharmaceuticals Holdings, Inc.

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Reviva Pharmaceuticals Holdings, Inc. (the “Company”) to be held on Wednesday, December 8, 2021 at 11:00 a.m. Pacific Time. We are planning to hold the Annual Meeting virtually via the Internet at www.virtaulshareholdermeeting.com/RVPH2021. You will not be able to attend the Annual Meeting at a physical location. At the Annual Meeting, stockholders will act on the following matters:

●	To elect five director nominees to serve as directors until the next annual meeting of stockholders;

●	To ratify the appointment of Armanino LLP as our independent registered public accounting firm for the year ending December 31, 2021; and

●	To consider any other matters that may properly come before the Annual Meeting.

Only stockholders of record at the close of business on October 11, 2021 are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote electronically via the Internet or by telephone, or, please complete, sign, date and return the accompanying proxy card or voting instruction card in the enclosed postage-paid envelope. If you attend the Annual Meeting and prefer to vote during the Annual Meeting, you may do so even if you have already voted your shares. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the Annual Meeting.

By Order of the Board of Directors /s/ Laxminarayan Bhat Laxminarayan Bhat Chief Executive Officer

October 26, 2021

Cupertino, California

PROXY STATEMENT

i

REVIVA PHARMACEUTICALS HOLDINGS, INC.
19925 STEVENS CREEK BLVD., SUITE 100

CUPERTINO, CA 95014

PROXY STATEMENT

This proxy statement contains information related to the Annual Meeting of Stockholders to be held on Wednesday, December 8, 2021 at 11:00 a.m. Pacific Time. We are planning to hold the Annual Meeting virtually via the Internet, or at such other time and place to which the Annual Meeting may be adjourned or postponed. In order to attend our Annual Meeting, you must log in to www.virtualshareholdermeeting.com/RVPH2021 using the 16-digit control number on the proxy card that accompanied the proxy materials.

Proxies for the Annual Meeting are being solicited by the Board of Directors (the “Board”) of Reviva Pharmaceuticals Holdings, Inc. (the “Company”). This proxy statement is first being made available to stockholders on or about October 26, 2021. A list of record holders of the Company’s common stock entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the Annual Meeting, at our principal offices at 19925 Stevens Creek Blvd., Suite 100, Cupertino, CA 95014, during normal business hours for ten days prior to the Annual Meeting (the “Stockholder List”) and available during the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on December 8, 2021.

Our proxy materials including the Proxy Statement for the Annual Meeting, our annual report for the fiscal year ended December 31, 2020, as amended, and proxy card are available on the Internet at www.proxyvote.com. Under Securities and Exchange Commission (the “SEC”) rules, we are providing access to our proxy materials by notifying you of the availability of our proxy materials on the Internet.

ABOUT THE MEETING

Why are we calling this Annual Meeting?

We are calling the Annual Meeting to seek the approval of our stockholders:

●	To elect five director nominees to serve as directors until the next annual meeting of stockholders;

●	To ratify the appointment of Armanino LLP as our independent registered public accounting firm for the year ending December 31, 2021; and

●	To consider any other matters that may properly come before the Annual Meeting.

What are the Board’s recommendations?

Our Board believes that the election of the director nominees identified herein and the appointment of Armanino LLP as our independent registered public accounting firm for the year ending December 31, 2021 are advisable and in the best interests of the Company and its stockholders and recommends that you vote FOR each of the proposals. If you are a stockholder of record and you return a properly executed proxy card or vote by proxy over the Internet but do not mark the boxes showing how you wish to vote, your shares will be voted in accordance with the recommendations of the Board, as set forth above. With respect to any other matter that properly comes before our Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, at their own discretion.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on the record date, October 11, 2021 (the “Record Date”), are entitled to receive notice of the Annual Meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Holders of our common stock are entitled to one vote per share on each matter to be voted upon.

As of the Record Date, we had 13,888,986 outstanding shares of common stock.

Who can attend the meeting?

All stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. Attendance at the Annual Meeting shall solely be via the Internet at www.virtualshareholdermeeting.com/RVPH2021 using the 16-digit control number on the proxy card that accompanied the proxy materials. Stockholders will not be able to attend the Annual Meeting at a physical location.

The live webcast of the Annual Meeting will begin promptly at 11:00 a.m. Pacific Time. Online access to the webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for our stockholders to log in and test their devices’ audio system. We encourage our stockholders to access the meeting in advance of the designated start time.

An online portal will be available to our stockholders at www.proxyvote.com commencing approximately on or about October 26, 2021. By accessing this portal, stockholders will be able to vote in advance of the Annual Meeting. Stockholders may also vote, and submit questions, during the Annual Meeting at www.virtualshareholdermeeting.com/RVPH2021. To demonstrate proof of stock ownership, you will need to enter the 16-digit control number received with your proxy card to submit questions and vote at our Annual Meeting. If you hold your shares in “street name” (that is, through a broker or other nominee), you will need authorization from your broker or nominee in order to vote. We intend to answer questions submitted during the meeting that are pertinent to the Company and the items being brought for stockholder vote at the Annual Meeting, as time permits, and in accordance with the Rules of Conduct for the Annual Meeting. To promote fairness, efficiently use the Company’s resources and ensure all stockholder questions are able to be addressed, we will respond to no more than three questions from a single stockholder. We have retained Broadridge Financial Solutions to host our virtual annual meeting and to distribute, receive, count and tabulate proxies.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of a majority of the voting power of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum for our meeting. Signed proxies received but not voted and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

You may vote on the Internet, by telephone, by mail or by attending the Annual Meeting and voting electronically, all as described below. The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your proxy card or voting instruction card.

Vote on the Internet

If you are a stockholder of record, you may submit your proxy by going to www.proxyvote.com, and following the instructions provided in the proxy card that accompanied the proxy materials. If your shares are held with a broker, you will need to go to the website provided on your proxy card. Have your proxy card in hand when you access the voting website. On the Internet voting site, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you can also request electronic delivery of future proxy materials. Internet voting facilities are available now and will be available 24 hours a day until 11:59 p.m., Eastern Time, on December 7, 2021.

Vote by Telephone

If you are a stockholder of record, you can also vote by telephone by dialing 1-800-690-6903. If your shares are held with a broker, you can vote by telephone by dialing the number specified on your voting instruction card. Have your proxy card or voting instruction card in hand when you call. Telephone voting facilities are available now and will be available 24 hours a day until 11:59 p.m., Eastern Time, on December 7, 2021.

Vote by Mail

You may choose to vote by mail, by marking your proxy card or voting instruction card, dating and signing it, and returning it in the postage-paid envelope provided. If the envelope is missing and you are a stockholder of record, please mail your completed proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If the envelope is missing and your shares are held with a broker, please mail your completed voting instruction card to the address specified therein. Please allow sufficient time for mailing if you decide to vote by mail as it must be received by 11:59 p.m. on December 7, 2021.

Voting at the Annual Meeting

You will have the right to vote at the Annual Meeting.

You will have the right to vote on the day of, or during, the Annual Meeting on www.virtualshareholdermeeting.com/RVPH2021. To demonstrate proof of stock ownership, you will need to enter the 16-digit control number received with your proxy card to vote at our Annual Meeting.

Even if you plan to attend our Annual Meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend our Annual Meeting.

The shares voted electronically, telephonically, or represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting.

What if I vote and then change my mind?

You may revoke your proxy at any time before it is exercised by:

●	filing with the Secretary of the Company a notice of revocation;

●	submitting a later-dated vote by telephone or on the Internet;

●	sending in another duly executed proxy bearing a later date; or

●	attending the Annual Meeting remotely and casting your vote in the manner set forth above.

Your latest vote will be the vote that is counted.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote at the Annual Meeting.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker as to how to vote and are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares unless you obtain a signed proxy from the record holder giving you the right to vote the shares. If you do not vote your shares or otherwise provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. The effect of broker non-votes is more specifically described in “What vote is required to approve each proposal?” below.

What vote is required to approve each proposal?

The holders of a majority of our common stock outstanding on the Record Date must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. Pursuant to Delaware corporate law, abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

Assuming that a quorum is present, the following votes will be required:

●

With respect to the first proposal (election of directors, “Proposal 1”), directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote, and the director nominees who receive the greatest number of votes at the Annual Meeting (up to the total number of directors to be elected) will be elected. As a result, abstentions and “broker non-votes” (see below), if any, will not affect the outcome of the vote on this proposal.

●

The second proposal, to ratify the appointment of Armanino LLP as our independent registered public accounting firm for 2021 (“Proposal 2”), requires the affirmative vote of a majority of the total votes cast, in person or by proxy. As a result, abstentions and “broker non-votes” (see below), if any, will not affect the outcome of the vote on these proposals.

Holders of the common stock will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the meeting.

What are “broker non-votes”?

If you are a beneficial owner of shares registered in the name of your bank, broker or other agent, your shares are held by your broker, bank or other agent as your nominee, or in “street name,” and you will need to obtain a proxy form from the organization that holds your shares and follow the instructions included on that form regarding how to instruct the organization to vote your shares. Banks, brokers and other agents acting as nominees are permitted to use discretionary voting authority to vote proxies for proposals that are deemed “routine” by the New York Stock Exchange, but are not permitted to use discretionary voting authority to vote proxies for proposals that are deemed “non-routine” by the New York Stock Exchange. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this proxy statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to determine the voting of your shares. If the New York Stock Exchange determines a proposal to be “non-routine,” failure to vote, or to instruct your broker how to vote any shares held for you in your broker’s names, will have the same effect as a vote against such proposal.

A broker “non-vote” occurs when a proposal is deemed “non-routine” and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the matter being considered and has not received instructions from the beneficial owner.

The election of directors (Proposal 1) is generally not considered to be a “routine” matter and brokers are not permitted to vote on these matters if the broker has not received instructions from the beneficial owner. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares. The ratification of our independent registered public accounting firm (Proposal 2) is generally considered to be a “routine” matter, and hence your brokerage firm may be able to vote on Proposal 2 even if it does not receive instructions from you, so long as it holds your shares in its name.

How are we soliciting this proxy?

We are soliciting this proxy on behalf of our Board and will pay all expenses associated therewith. Some of our officers, directors and other employees also may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means.

We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the capital stock and to obtain proxies.

PROPOSAL 1: TO ELECT FIVE DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL MEETING AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED

Our Board is currently composed of five directors. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy, including vacancies created by an increase in the number of directors, shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been duly elected and qualified or until their earlier resignation, death or removal.

Each of the nominees listed below is currently one of our directors. If elected at the Annual Meeting, each of these nominees would serve until the next annual meeting and until their successor has been duly elected and qualified, or, if sooner, until their earlier resignation, death or removal.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Abstentions and broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election. Stockholders may not vote, or submit a proxy, for a greater number of nominees than the five nominees named below. The director nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five director nominees named below. If any director nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by our Board. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

Prior to the consummation of the transactions (the “Business Combination”) contemplated by the Merger Agreement dated as of July 20, 2020 (as amended, the “Merger Agreement”), certain of our nominees served on the board of directors of Reviva Pharmaceuticals, Inc., a Delaware corporation (“Old Reviva”) and our predecessor company, formerly known as Tenzing Acquisition Corp., a British Virgin Islands exempted company (“Tenzing”).

Nominees for Election until the Next Annual Meeting

The following table sets forth the name, age, position and tenure of each of our directors who are up for re-election at the 2021 Annual Meeting:

Name	Age	Position(s)	Served as an Officer or Director Since
Laxminarayan Bhat	56	President, Chief Executive Officer, Director	2020
Parag Saxena	66	Chairman of the Board	2020
Richard Margolin	70	Director	2020
Purav Patel	39	Director	2020
Les Funtleyder	52	Director	2020

The following includes a brief biography of each of the nominees standing for election to the Board at the Annual Meeting, based on information furnished to us by each director nominee, with each biography including information regarding the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the applicable nominee should serve as a member of our Board.

Directors

Laxminarayan Bhat, President, Chief Executive Officer and Director

Dr. Bhat is the founder of our company and has served as our President, Chief Executive Officer and a member of our Board since December 2020 and prior to this, served as President, Chief Executive Officer and a director of Old Reviva since its inception in 2006. From 2000 to 2004, Dr. Bhat served as research scientist at XenoPort, Inc., now a part of Arbor Pharmaceuticals, LLC (NYSE: ABR), a public company engaged in the pharmaceuticals business. Dr. Bhat also served as a research scientist, from 2004 to 2006, at ARYx Therapeutics Inc, (previously trading under OTCM: ARYX), a former public company that focused on the development of pharmaceutical products. From 1997 to 2000, Dr. Bhat served as a post-doctoral researcher in the Drug Discovery Program at the Higuchi Biosciences Center, a biomedical research center at the University of Kansas. Dr. Bhat has over 20 years’ experience in drug discovery and development. Dr. Bhat has received a global post-doctoral training at the University of Kansas, USA, the Georg-August-Universität, Göttingen, Germany and the Université du Maine, France. In 1995, he was selected for the Alexander von Humboldt fellowship, an internationally recognized award for young scientists to pursue advanced research in Germany. Dr. Bhat received his Ph.D. in synthetic organic chemistry from the Central University (NEHU), India.

We believe Dr. Bhat’s history as the founder of Reviva and his experience in drug discovery and development qualifies him to serve on our Board.

Parag Saxena, Chairman of the Board

Mr. Saxena has served as Chairman of the Board since December 2020, and prior to this, served as Chairman of the board of directors of Tenzing since 2018. Mr. Saxena has extensive investment experience in the U.S. and in the Indian subcontinent. Mr. Saxena co-founded Vedanta Management LP (or Vedanta) and NSR Advisors in 2006, private equity investment management firms, which currently collectively manage over $1 billion in assets. He is the Managing Partner and Chief Executive Officer of both firms. Previously, he was Chief Executive Officer of INVESCO Private Capital (and its predecessor firms), a venture capital firm in the U.S. During his 23-year tenure, over 300 investments were made, including Amgen, Costco, PictureTel, Polycom, Staples and Starbucks. Mr. Saxena led more than 90 investments for INVESCO Private Capital (and its predecessor firms), a third of which went on to become public companies. These investments include Alkermes, Celgene, Genomic Health, Indigo, Masimo, Transgenomic, Xenon Pharmaceuticals, Amber Networks, ARM Holdings, MetroPCS, and Volterra. Mr. Saxena has served on committees advising the Prime Minister of India on foreign direct investments, and the Planning Commission of India on venture capital. He was also a Director of the Indian Institute of Technology, Bombay’s Heritage Fund as well as a Trustee of the Bharatiya Vidya Bhavan. He is on the Advisory Board of the Center for Advanced Studies on India at the University of Pennsylvania and is on the Indian Advisory Council of Brown University. Mr. Saxena was the President of TiE Tri-State (NY, CT, NJ) from 2003 to 2010. He was also on Mayor Bloomberg’s Applied Sciences NYC Advisory Committee. Mr. Saxena received an M.B.A. from the Wharton School of the University of Pennsylvania. He earned a B.Tech. from the Indian Institute of Technology, Bombay and an M.S. in Chemical Engineering from the West Virginia College of Graduate Studies.

We believe Mr. Saxena’s deep financial, entrepreneurial and business expertise and extensive experience as a member of the boards and board committees of other public companies qualifies him to serve on our Board.

Richard Margolin, Director

Dr. Margolin has served as a member of our Board since December 2020. Since February 2020, Dr. Margolin has served as Senior Vice President, Translational Sciences and Clinical Development at TauC3 Biologics Ltd., a privately held British biopharmaceutical company. Dr. Margolin also currently serves as the Chief Medical Officer of Eikonizo Therapeutics, Inc., a biotechnology company since January 2020, and he is the Founder and Principal Consultant of CNS Research Solutions LLC, a consulting firm supporting the development of novel therapeutics for CNS disorders since May 2018. From December 2016 to April 2018, Dr. Margolin served as Executive Director, Internal Medicine Research Unit at Pfizer, Inc. (NYSE: PFE), a publicly-traded pharmaceutical company. From November 2013 to December 2016, Dr. Margolin served as the Vice President, Clinical Development at CereSpir, Inc., a biotechnology company. Previously, he held positions in two major pharmaceutical companies, and earlier in his career he held leadership positions in psychiatry departments of two major U.S. medical schools. Dr. Margolin earned his AB from Harvard College and his MD from the University of California, Irvine and received research training at the National Institutes of Health.

We believe Dr. Margolin’s 30 years of experience in pharmaceutical research and development qualifies him to serve on our Board.

Purav Patel, Director

Mr. Patel has served as a member of our Board since December 2020 and prior to this, served as a director of Old Reviva since May 2017. Mr. Patel has also been Founder and Managing Partner of Buena Vista Fund I, a company engaged in the business of startup investments since 2014. Mr. Patel has over 14 years of experience in business operations and scaling startups. Mr. Patel serves on the Board of Pratham, a charitable organization with the mission to vastly improve the quality of education for underprivileged children and youth across India. Mr. Patel holds a Bachelor’s Degree in Biology and Business from the University of Texas. Mr. Patel is skilled at financial analysis, business operations and fundraising.

We believe Mr. Patel’s 12 years of knowledge of Reviva’s history, team, investors and product candidates qualifies him to serve on our Board.

Les Funtleyder, Director

Mr.  Funtleyder has served as a member of our Board since December 2020. Mr. Funtleyder has served as a member of the board of directors of Applied Therapeutics Inc. (NASDAQ: APLT), a clinical-stage biopharmaceutical company, since June 2016 and served as its interim Chief Financial Officer from December 2018 to April 2019. Mr. Funtleyder has also served as a healthcare portfolio manager at E Squared Capital Management, LLC since January 2014, a senior external advisor with McKinsey and Co. since June 2017, and a consulting partner at Bluecloud Health, a private equity healthcare fund, since December 2013. Mr. Funtleyder previously served as the director of strategic investments and communications of OPKO Health Inc. (NASDAQ: OPK), a publicly traded healthcare company, from April 2014 to June 2016. Mr. Funtleyder currently serves on the board of directors of several private healthcare companies and foundations. Mr. Funtleyder is also an adjunct professor at Columbia University Medical Center. Mr. Funtleyder received his B.A. from Tulane University and MPH from Columbia University Mailman School of Public Health.

We believe Mr. Funtleyder’s extensive experience managing and investing in the healthcare industry and his experience serving as the CFO of another publicly-traded pharmaceutical company qualifies him to serve on our Board.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE DIRECTOR NOMINEES.

CORPORATE GOVERNANCE

Board of Director Composition

Our Board is currently composed of five directors. Our directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal.

We have no formal policy regarding board diversity. Our priority in selection of board members is identification of members who will further the interests of our stockholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among Board members, knowledge of our business and understanding of the competitive landscape.

Board of Director Meetings

This is our first Annual Meeting of Stockholders since the consummation of the Business Combination on December 14, 2020 (the “Effective Date”), in which the Company is the surviving entity. Since the Effective Date through December 31, 2020 our Board did not meet in formal session and acted by written consent once. Since the Effective Date through December 31, 2020, each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of our Board (held during the period for which such directors served on the Board) and (ii) the total number of meetings of all committees of our Board on which the director served (during the periods for which the director served on such committee or committees). We do not have a formal policy requiring members of the Board to attend our annual meetings.

Director Independence

Our common stock is listed on The NASDAQ Capital Market. Under the rules of The NASDAQ Capital Market, independent directors must comprise a majority of our Board. In addition, the rules of The NASDAQ Capital Market require that all the members of such committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Compensation committee members must also satisfy the independence criteria established by The NASDAQ Capital Market in accordance with Rule 10C-1 under the Exchange Act. Under the rules of The NASDAQ Capital Market, a director will only qualify as an “independent director” if, among other qualifications, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our Board undertook a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning their background, employment and affiliations, including family relationships, our Board has determined that Mr. Saxena, Mr. Funtleyder, Mr. Patel and Dr. Margolin, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of The NASDAQ Capital Market and the SEC.

In making this determination, our Board considered the relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence. We intend to comply with the other independence requirements for committees within the time periods specified above.

Board Committees

Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our Board may establish other committees to facilitate the management of our business. The composition and functions of each committee named above are described below. Members serve on these committees until their resignation or until otherwise determined by our Board.

Audit Committee. Our Audit Committee consists of Mr. Funtleyder, Mr. Patel and Dr. Margolin, and Mr. Funtleyder serves as the chairperson of the Audit Committee. Since the Effective Date through December 31, 2020 our Audit Committee did not meet in formal session and acted by written consent once. Our Board has determined that the three directors currently serving on our Audit Committee are independent within the meaning of the NASDAQ Marketplace Rules and Rule 10A-3 under the Exchange Act. In addition, our Board has determined that Mr. Funtleyder qualifies as an audit committee financial expert within the meaning of SEC regulations and The NASDAQ Marketplace Rules.

The Audit Committee oversees and monitors our financial reporting process and internal control system, reviews and evaluates the audit performed by our registered independent public accountants and reports to our Board any substantive issues found during the audit. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of our registered independent public accountants. The Audit Committee reviews and approves all transactions with affiliated parties. Our Board has adopted a written charter for the Audit Committee. A copy of the charter is posted under the “Governance” tab in the “Investors” section of our website, which is located at https://revivapharma.com/.

Compensation Committee. Our Compensation Committee consists of Mr. Patel, Dr. Margolin and Mr. Saxena, and Mr. Patel serves as the chairperson of the Compensation Committee. Since the Effective Date through December 31, 2020 our Compensation Committee did not meet. Our Board has determined that the three directors currently serving on our Compensation Committee are independent under the listing standards, are “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act.

The Compensation Committee provides advice and makes recommendations to our Board in the areas of employee salaries, benefit programs and director compensation. The Compensation Committee also reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other officers and makes recommendations in that regard to our Board as a whole.

The Compensation Committee has directly engaged a compensation consultant, Pearl Meyer & Partners, LLC, to provide advice and recommendations on the structure, amount and form of executive and director compensation and the competitiveness thereof. At the request of the Compensation Committee, the compensation consultant provided, among other things, comparative data from selected peer companies. The compensation consultant reports directly to the Compensation Committee. The Compensation Committee’s decision to hire the compensation consultant was not made or recommended by Company management. The compensation consultant has not performed any work for the Company except with respect to the work that it has done directly for the Compensation Committee.

Our Board has adopted a written charter for the Compensation Committee. A copy of the charter is posted under the “Governance” tab in the “Investors” section of our website, which is located at https://revivapharma.com/.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee consists of Mr. Saxena, Mr. Funtleyder and Mr. Patel, and Mr. Saxena serves as the chairperson of the Nominating and Corporate Governance Committee. Since the Effective Date through December 31, 2020 our Nominating and Corporate Governance Committee did not meet. The Nominating and Corporate Governance Committee nominates individuals to be elected to the Board by our stockholders. The Nominating and Corporate Governance Committee considers recommendations from stockholders if submitted in a timely manner in accordance with the procedures set forth in our bylaws and will apply the same criteria to all persons being considered. All members of the Nominating and Corporate Governance Committee are independent directors as defined under the NASDAQ listing standards. Our Board has adopted a written charter for the Nominating and Corporate Governance Committee. A copy of the charter is posted under the “Governance” tab in the “Investors” section of our website, which is located at https://revivapharma.com/.

Stockholder Nominations for Directorships

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names and background to the Secretary of the Company at the address set forth below under “Stockholder Communications” in accordance with the provisions set forth in our bylaws. All such recommendations will be forwarded to the Nominating and Corporate Governance Committee, which will review and only consider such recommendations if appropriate biographical and other information is provided, including, but not limited to, the items listed below, on a timely basis. All security holder recommendations for director candidates must be received by the Company in the timeframe(s) set forth under the heading “Stockholder Proposals” below.

●	the name and address of record of the security holder;

●

a representation that the security holder is a record holder of the Company’s securities, or if the security holder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934;

●

the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate;

●	a description of the qualifications and background of the proposed director candidate and a representation that the proposed director candidate meets applicable independence requirements;

●	a description of any arrangements or understandings between the security holder and the proposed director candidate; and

●	the consent of the proposed director candidate to be named in the proxy statement relating to the Company’s annual meeting of stockholders and to serve as a director if elected at such annual meeting.

Assuming that appropriate information is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of the Board or other persons, as described above and as set forth in its written charter.

Board Leadership Structure and Role in Risk Oversight

The positions of our chairman of the Board and chief executive officer are separated. Separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chairman of the Board to lead our Board in its fundamental role of providing advice to and independent oversight of management. Our Board recognizes the time, effort and energy that the chief executive officer must devote to his position in the current business environment, as well as the commitment required to serve as our chairman, particularly as our Board’s oversight responsibilities continue to grow. Our Board also believes that this structure ensures a greater role for the independent directors in the oversight of our Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board. Our Board believes its administration of its risk oversight function has not affected its leadership structure.

Although our bylaws do not require our chairman and chief executive officer positions to be separate, our Board believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and other reports filed with the SEC. Our Board is actively involved in oversight of risks that could affect us. This oversight is conducted primarily by our full Board, which has responsibility for general oversight of risks.

Our Board will satisfy this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our Company. Our Board believes that full and open communication between management and our Board is essential for effective risk management and oversight.

Stockholder Communications

Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, and subject to advice from legal counsel, the Secretary of the Company is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the Board as he considers appropriate.

Communications from stockholders will be forwarded to all directors if they relate to important substantive matters or if they include suggestions or comments that the Secretary considers to be important for the Board to know. Communication relating to corporate governance and corporate strategy are more likely to be forwarded to the Board than communications regarding personal grievances, ordinary business matters, and matters as to which the Company tends to receive repetitive or duplicative communications.

Stockholders who wish to send communications to the Board should address such communications to: The Board of Directors, Reviva Pharmaceuticals Holdings, Inc., 19925 Stevens Creek Blvd., Suite 100, Cupertino, CA, Attention: Secretary.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our employees, officers and directors. A current copy of the code is posted under the “Governance” tab in the “Investors” section of our website, which is located at http://revivapharma.com/. We intend to disclose future amendments to certain provisions of our code of business conduct and ethics, or waivers of such provisions applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and our directors, on our website identified above or in filings with the SEC.

Anti-Hedging Policy

Under the terms of our insider trading policy, we prohibit each officer, director and employee, and each of their family members and controlled entities, from engaging in certain forms of hedging or monetization transactions. Such transactions include those, such as zero-cost collars and forward sale contracts, that would allow them to lock in much of the value of their stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock, and to continue to own the covered securities but without the full risks and rewards of ownership.

Limitation of Directors Liability and Indemnification

The Delaware General Corporation Law (the “DGCL”) authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our certificate of incorporation, as amended, includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. The effect of these provisions is to eliminate the rights of the Company and its stockholders, through stockholders’ derivative suits on the Company’s behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from their actions as a director.

Our certificate of incorporation, as amended and our bylaws provide that we must indemnify and advance expenses to directors and officers to the fullest extent authorized by the DGCL. We are also expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, indemnification and advancement provisions in our certificate of incorporation, as amended, and our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. In addition, your investment may be adversely affected to the extent we pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

There is currently no pending material litigation or proceeding involving any of our respective directors, officers or employees for which indemnification is sought.

INFORMATION CONCERNING EXECUTIVE OFFICERS

The following table sets forth certain information regarding our current executive officers:

Name	Age	Position(s)	Serving in Position Since
Laxminarayan Bhat	56	President, Chief Executive Officer and Director	2020
Marc Cantillon, MD	63	Chief Medical Officer	2020
Narayan Prabhu	50	Chief Financial Officer	2020

Our executive officers are elected by, and serve at the discretion of, our Board. The business experience for the past five years, and in some instances, for prior years, of each of our executive officers is as follows:

Management

Laxminarayan Bhat, President, Chief Executive Officer and Director

See description under “Proposal 1.”

Marc Cantillon, MD, Chief Medical Officer

Dr. Cantillon has served as our Chief Medical Officer since December 2020 and prior to this, served as the Chief Medical Officer of Old Reviva since 2013, and previously served as Consulting Medical Director of Old Reviva from 2008 to 2013. Dr. Bhat became the Company’s Chief Medical Officer in December 2020. From 1995 to 1997, Dr. Cantillon served as Sr. Director at AstraZeneca plc, (NYSE: AZN), a public company engaged in the biopharmaceuticals business. From 1997 to 1999, he served as US Lead at Sanofi- Aventis S.A. (Nasdaq: SNY), also a publicly-traded biopharmaceuticals company. From 2000 to 2002, he served as Global CNS Lead Medical Affairs at Wyeth/Pfizer (NYSE: PFE), another publicly-traded biopharmaceuticals company, and, from 2006 to 2010, served as AVP at Schering-Plough/Merck Sharp & Dohme Corp., now Merck & Co., Inc. (NYSE: MRK), another public company engaged in the biopharmaceuticals business. Dr. Cantillon has over 25 years of experience in translational Proof-of-Mechanism (POM), Proof-of-Concept (POC) and Phases 1 through IV trials and development in multiple therapeutics areas. Dr. Cantillon earned his MD from the Karolinska Institute of Medicine. He is board certified by the American Board of Neurology and Psychiatry.

Narayan Prabhu, Chief Financial Officer

Mr. Prabhu joined the Company as Chief Financial Officer in December 2020. Since May 2019, Mr. Prabhu served as an independent consultant providing Interim Chief Financial Officer and Controller services. Mr. Prabhu previously served as the Chief Financial Officer of Sony Biotechnology Inc., a biotechnology company focused on reagents, flow cytometry and spectral imaging from November 2014 to April 2019. From September 2009 to October 2014, Mr. Prabhu served as the M&A Controller at Cisco Systems, Inc. (Nasdaq: CSCO). Mr. Prabhu is a CPA and received his B.S. in Accounting & Finance from Indiana University at Bloomington - Kelley School of Business and MBA from the University of California at Berkeley - Haas School of Business.

EXECUTIVE COMPENSATION

As we are an emerging growth company, we have opted to comply with the executive compensation disclosure rules applicable to emerging growth companies. The scaled down disclosure rules are those applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for our principal executive officer and our two most highly compensated executive officers, other than the principal executive officer, whose total compensation for 2020 exceeded $100,000 and who were serving as executive officers as of December 31, 2020. We refer to these individuals as “named executive officers.” Our named executive officers, consisting of our principal executive officer and the next two most highly compensated executive officers, for the year ended December 31, 2020, were:

●         Laxminarayan Bhat, our Chief Executive Officer and President;

●         Narayan Prabhu, our Chief Financial Officer; and

●         Marc Cantillon, our Chief Medical Officer.

2020 Summary Compensation Table

The following table presents information regarding the total compensation awarded to, earned by, or paid to our named executive officers during the fiscal years ended December 31, 2020 and 2019.

Name and Principal Position	Year	Salary ($)(4)	Total ($)
Laxminarayan Bhat, PhD(1)	2020	247,952	247,952
Chief Executive Officer and President	2019	240,000	240,000
Narayan Prabhu (2)	2020	—	—
Chief Financial Officer	2019	—	—
Marc Cantillon, MD(3)	2020	—	—
Chief Medical Officer	2019	—	—

(1)	Laxminarayan Bhat has served as Chief Executive Officer and President since the formation of Old Reviva in May 2006.

(2)

Narayan Prabhu began serving as our Chief Financial Officer on December 14, 2020. Total compensation earned by Mr. Prabhu did not exceed $100,000 during the fiscal year ended December 31, 2020. Executive compensation and outstanding equity award disclosures are not provided for Mr. Prabhu because his total compensation for the fiscal year ended December 31, 2020 did not exceed the $100,000 reporting threshold established by SEC rules for “smaller reporting companies.”

(3)

Marc Cantillon has served as our Chief Medical Officer since 2013. Total compensation earned by Dr. Cantillon did not exceed $100,000 during each of the fiscal years ended December 31, 2020 and 2019. Executive compensation and outstanding equity award disclosures are not provided for Dr. Cantillon because his total compensation for each of the fiscal years ended December 31, 2020 and 2019 did not exceed the $100,000 reporting threshold established by SEC rules for “smaller reporting companies.”

(4)

The “Salary ($)” column includes salary amounts earned but deferred for each named executive officer during the fiscal years ended December 31, 2020 and 2019. The total salary amounts paid, or to be paid, in cash to Dr. Bhat during the fiscal years ended December 31, 2020 and 2019 is approximately $187,952 and $70,000, respectively. Pursuant to a Stock Issuance Agreement and Release entered into as of September 24, 2020 with Dr. Bhat, 132,506 shares of common stock of Reviva were issued to Dr. Bhat in full satisfaction of the entire deferred salary balance owed to Dr. Bhat.

Employment Agreements with Our Named Executive Officers

Employment Agreements

Laxminarayan Bhat.   On December 14, 2020 we entered into a customary employment agreement with Dr. Bhat (the “Bhat Employment Agreement”). The Bhat Employment Agreement provides for Dr. Bhat to serve as Chief Executive Officer reporting to our Board and provides for an annual base salary of $400,000 (the “Base Salary”). In addition, Dr. Bhat is eligible to receive an annual bonus of up to fifty percent (50%) of his then-Base Salary (the “Target Bonus”), subject to the satisfaction of certain subjective or objective criteria established and approved by our compensation committee. Pursuant to the terms of the Bhat Employment Agreement, Dr. Bhat is eligible to receive equity awards under the Company’s equity incentive plan. The Bhat Employment Agreement contains customary confidentiality and assignment of inventions provisions. In addition, we will indemnify and hold Dr. Bhat harmless, to the maximum extent permitted under applicable law, from and against any liabilities, costs, claims and expenses incurred in defense of any Proceeding (as defined in the Bhat Employment Agreement) that Dr. Bhat is made a party to.

If we terminate Dr. Bhat’s employment without Cause or Dr. Bhat terminates his employment for Good Reason (each as defined in the Bhat Employment Agreement), Dr. Bhat will be entitled to receive (i) the Accrued Amounts (as defined in the Bhat Employment Agreement), and subject to Dr. Bhat’s execution and nonrevocation of a release of claims, (ii) eighteen (18) months of his Base Salary plus one and one-half times his annual Target Bonus (reduced to six (6) months of Base Salary and one-half of his annual Target Bonus if Dr. Bhat’s employment is terminated after the third anniversary of the effective date of the Bhat Employment Agreement) payable in equal installments in accordance with the Company’s normal payroll practices, (iii) twelve (12) months of service credit under all outstanding unvested equity incentive awards granted during Dr. Bhat’s employment (reduced to six (6) months of service credit if Dr. Bhat’s employment is terminated after the third anniversary of the effective date of the Bhat Employment Agreement) and (iv) reimbursement of COBRA coverage for up to eighteen (18) months. If Dr. Bhat’s employment is terminated on account of his death or Disability (as defined in the Bhat Employment Agreement), Dr. Bhat will be entitled to receive the Accrued Amounts and a lump sum payment equal to eighteen (18) months Base Salary and Target Bonus. In addition, if we terminate Dr. Bhat’s employment without Cause or Dr. Bhat terminates his employment for Good Reason within twelve (12) months following a Change in Control (as defined in the Bhat Employment Agreement), Dr. Bhat will be entitled to receive (i) the Accrued Amounts and, subject to Dr. Bhat’s execution and nonrevocation of a release of claims, (ii) a lump sum payment equal to 1.5 times his Base Salary and Target Bonus for the year in which the termination occurs, (iii) accelerated vesting of all of his outstanding equity incentive awards and cash incentive payments and (iv) reimbursement of COBRA coverage for up to eighteen (18) months.

Simultaneously with the execution of the Merger Agreement, Dr. Bhat entered into non-competition and non-solicitation agreement (the “Non-Competition Agreement”), which became effective on December 14, 2020, pursuant to which Dr. Bhat agreed not to compete with Tenzing, Reviva and their respective affiliates during the three (3) year period following the Closing in North America, Europe or India or in any other markets in which Tenzing and Reviva are engaged. Dr. Bhat also agreed that during such three (3) year restricted period to not solicit employees or customers of such entities. The Non-Competition Agreement also contains customary confidential and mutual non-disparagement provisions.

Narayan Prabhu.    On December 14, 2020, an offer letter Old Reviva entered into with Narayan Prabhu, dated October 19, 2020, became effective (the “Prabhu Offer Letter”). The Prabhu Offer Letter provides for Mr. Prabhu to serve as Chief Financial Officer reporting to our Chief Executive Officer or our Board and provides for an annual base salary of $275,000. Pursuant to the Prabhu Offer Letter, Mr. Prabhu’s employment with the Company will be at-will.

In addition, Mr. Prabhu is eligible for a discretionary bonus. Pursuant to the Prabhu Offer Letter, on April 14, 2021, Mr. Prabhu was granted options to purchase up to fifty thousand (50,000) shares of our common stock pursuant to our 2020 Equity Incentive Plan. Pursuant to the terms of the Prabhu Offer Letter, Mr. Prabhu is also eligible to receive, from time to time, equity awards under our 2020 Equity Incentive Plan, or any other equity incentive plan that we may adopt in the future, and the terms and conditions of such awards, if any, will be determined by our Board, or a committee thereof, in their discretion.

The Prabhu Offer Letter contains customary confidentiality and assignment of inventions provisions.

Marc Cantillon. Old Reviva entered into an Offer Letter on December 12, 2012 with Marc Cantillon as its Chief Medical Officer (the “2012 Offer Letter”). In October 2015, Dr. Cantillon entered into a letter agreement with Old Reviva pursuant to which Dr. Cantillon agreed to a reduction in his base annual salary to $100,000.00 for an indefinite period of time (the “2015 Reduction Letter”). In March 2016, Dr. Cantillon entered into a letter agreement with Old Reviva pursuant to which Dr. Cantillon agreed to a reduction in his base annual salary to $30,000.00 for an indefinite period of time (the “2016 Reduction Letter,” together with the 2012 Offer Letter and the 2015 Reduction Letter, the “Cantillon Offer Letter”). The Cantillon Offer Letter was assumed by us at the effective time of the Business Combination, pursuant to the Merger Agreement, and constitutes an at-will employment agreement.

On April 14, 2021, we entered into an Employment Letter with Dr. Cantillon (the “2021 Employment Letter”), which superseded the 2012 Offer Letter. The 2021 Employment Letter provides for Dr. Cantillon to continue to serve as our Chief Medical Officer reporting to our Chief Executive Officer or our Board and provides for an annual base salary of $385,000, retroactive to December 15, 2020 (the day following the Business Combination). Under the 2021 Employment Letter, Dr. Cantillon is eligible for annual bonuses in the discretion of our Board, but will receive a minimum bonus for 2021 equal to 30% of his 2021 base salary. To receive any bonus, Dr. Cantillon must be employed by the Company at the time of payment. Dr. Cantillon may also receive, in the discretion of our Board, equity awards under the Company’s 2020 Equity Incentive Plan or any other equity incentive plan that the Company may adopt in the future. The 2021 Employment Letter also contains customary confidentiality and assignment of inventions provisions.

Outstanding Equity Awards at Fiscal Year-End — 2020

As of December 31, 2020, our principal executive officer did not hold any outstanding equity awards. Executive compensation and outstanding equity award disclosures are not provided for Mr. Prabhu or Dr. Cantillon because each of their total compensation for the fiscal year ended December 31, 2020 did not exceed the $100,000 reporting threshold established by SEC rules for “smaller reporting companies.”

Indemnification Agreements

On December 14, 2020, the Board adopted and entered into (a) a form of indemnification agreement (the “Indemnification Agreement”) between the Company and each of its directors and executive officers, except for Parag Saxena, and (b) a form of indemnification agreement (the “Saxena Indemnification Agreement”) with Parag Saxena.

The Indemnification Agreement requires us to indemnify each director and officer to the fullest extent permitted by applicable law, for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually and reasonably incurred in any threatened, pending or completed action, suit, claim, investigation, inquiry, administrative hearing, arbitration or other proceeding to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of us. Subject to certain limitations, the Indemnification Agreement provides for the advancement of expenses incurred by the indemnitee, and the repayment to us of the amounts advanced to the extent that it is ultimately determined that the indemnitee is not entitled to be indemnified by us. The Indemnification Agreement also creates certain rights in favor of us, including the right to assume the defense of claims and to consent to settlements. The Indemnification Agreement does not exclude any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled under applicable law, the certificate of incorporation or our bylaws, any agreement, a vote of stockholders or disinterested directors, or otherwise.

The Saxena Indemnification Agreement is on substantially the same form as the Indemnification Agreement, except that it includes a provision specifying that the we will act as the indemnitor of first resort and that we will not assert that Mr. Saxena, as indemnitee under the Saxena Indemnification Agreement, must seek expense advancement or reimbursement, or indemnification, from any stockholder of the Company and/or certain of any such stockholder’s affiliates who Mr. Saxena may have rights to indemnification, advancement of expenses and/or insurance from, before we must perform our expense advancement and reimbursement, and indemnification obligations, under the Saxena Indemnification Agreement.

DIRECTOR COMPENSATION

Director Compensation

Prior to the Business Combination, Old Reviva did not pay any compensation to its two non-employee directors (Purav Patel, a current member of our Board, and Bradley Thompson, a former director of Old Reviva) during the fiscal year ended December 31, 2020. After the Business Combination, we did not pay any compensation to the current members of our Board during the fiscal year ended December 31, 2020. On November 5, 2018, in connection with their appointments to, and service on, the board of directors of Old Reviva, the board of directors of Old Reviva proposed approving the grant of options to purchase up to 100,000 shares of common stock of Old Reviva to each of Purav Patel and Bradley Thompson, to be approved by subsequent action of the board of directors of Old Reviva (the “Promised Options”). On April 14, 2021, Mr. Patel was granted options to purchase up to 15,227 shares of our common stock pursuant to our 2020 Equity Incentive Plan, in satisfaction of the obligation to issue the Promised Options to Mr. Patel. Effective July 19, 2020, Old Reviva issued Mr. Thompson a Former Service Provider Warrant for 100,000 shares of common stock of Old Reviva, in satisfaction of the obligation to issue the Promised Options to Mr. Thompson.

Non-Employee Director Compensation Policy

Our Board approved a non-employee director compensation policy for our non-employee directors, effective December 2020. This policy provides for the following cash compensation:

●	Each non-employee director is entitled to receive an annual cash retainer fee of $32,500, except that the Chairman of the Board is entitled to receive an annual cash retainer fee of $57,500;

●

Each non-employee director sitting on the Audit Committee is entitled to receive an annual cash retainer fee of $7,500, except that the Chairman of the Audit Committee is entitled to receive an annual cash retainer fee of $15,000;

●

Each non-employee director sitting on the Compensation Committee is entitled to receive an annual cash retainer fee of $5,000, except that the Chairman of the Compensation Committee is entitled to receive an annual cash retainer fee of $10,000;

●

Each non-employee director sitting on the Governance Committee is entitled to receive an annual cash retainer fee of $3,750, except that the Chairman of the Governance Committee is entitled to receive an annual cash retainer fee of $7,750; and

●	No per meeting fees shall be paid.

All annual cash retainer fees under the non-employee director compensation policy will be paid quarterly in arrears.

The non-employee director compensation policy also provides generally for the following equity compensation under the Company’s existing the Reviva Pharmaceuticals Holdings, Inc. 2020 Equity Incentive Plan (the “2020 Equity Incentive Plan”) , or any other equity incentive plan the Company may adopt in the future:

●

Each non-employee director is entitled to receive, upon initial election, a one-time initial equity grant of nonqualified stock options (the “Initial Equity Grant”) in respect of a whole number of shares of the Company’s Common Stock (as defined in the Plan) with an approximate value of $20,000. All of the shares subject to the Initial Equity Grant shall vest 33% per year over three years from the date of initial election, provided that the recipient remains a director of the Company through each vesting date.

●

Each non-employee director is entitled to receive an annual equity grant of nonqualified stock options (the “Annual Equity Grant”) in respect of a whole number of shares of the Company’s Common Stock with an approximate value of $20,000. All of the shares subject to the Annual Equity Grant shall cliff vest after 1-year, provided that the recipient remains a director of the Company through the vesting date.

EQUITY COMPENSATION PLAN INFORMATION

2020 Equity Incentive Plan

On December 14, 2020, the 2020 Equity Incentive Plan became effective. The general purpose of the 2020 Equity Incentive Plan is to provide a means whereby employees, officers, directors, consultants, advisors or other individual service providers may develop a sense of proprietorship and personal involvement in our development and financial success, and to encourage them to devote their best efforts to us, thereby advancing our interests and the interests of our stockholders.

2006 Equity Incentive Plan

Old Reviva’s board of directors adopted, and Old Reviva’s stockholders approved, the Reviva Pharmaceuticals, Inc. 2006 Equity Incentive Plan, effective as of August 2006. The Reviva Pharmaceuticals, Inc. 2006 Equity Incentive Plan provided for the grant of incentive stock options, or ISOs, within the meaning of Section 422 of the Code, to Reviva’s employees, and for the grant of nonstatutory stock options, or NSOs, and restricted stock awards to Old Reviva’s employees, officers, directors and consultants; provided such consultants render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. As of 2016, no new grants of awards are permitted under the Reviva Pharmaceuticals, Inc. 2006 Equity Incentive Plan.

The Reviva Pharmaceuticals, Inc. 2006 Equity Incentive Plan was amended to change its name to the Reviva Pharmaceuticals Holdings, Inc. 2006 Equity Incentive Plan (the “2006 Equity Incentive Plan”), and each outstanding option to acquire Old Reviva common stock (whether vested or unvested) under the 2006 Equity Incentive Plan was assumed by us and automatically converted into an option to acquire shares of our Common Stock, with its price and number of shares equitably adjusted based on the conversion of the shares of common stock of Old Reviva into shares of our Common Stock pursuant to the Merger Agreement.

The following table provides information with respect to our compensation plans under which equity compensation was authorized as of December 31, 2020.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a)
Plan category	(a)	(b)	(c)(3)
Equity compensation plans approved by security holders(1)	65,471(2)	16.86	461,587(4)
Equity compensation plans not approved by security holders	—	—	—
Total	65,471	16.86	461,587

(1)	The amounts shown in this row include securities under the 2006 Equity Incentive Plan and the 2020 Equity Incentive Plan.

(2)

Includes 65,471 and 0 shares of common stock issuable upon exercise of outstanding options pursuant to the 2006 Equity Incentive Plan and 2020 Equity Incentive Plan, respectively, as of December 31, 2020.

(3)

In accordance with the “evergreen” provision in our 2020 Equity Incentive Plan, an additional 923,174 shares were automatically made available for issuance on the first day of 2021, which represents 10% of the number of shares outstanding on December 31, 2020; these shares are excluded from this calculation.

(4)	Includes 0 and 461,587 shares of common stock available for issuance under the 2006 Equity Incentive Plan and 2020 Equity Incentive Plan, respectively, as of December 31, 2020.

REPORT OF THE AUDIT COMMITTEE*

The undersigned members of the Audit Committee of the Board of Reviva Pharmaceuticals Holdings, Inc. (the “Company”) submit this report in connection with the committee’s review of the financial reports for the fiscal year ended December 31, 2020 as follows:

1.	The Audit Committee has reviewed and discussed with management the audited financial statements for the Company for the fiscal year ended December 31, 2020.

2.

The Audit Committee has discussed with representatives of Armanino LLP, the independent public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission.

3.

The Audit Committee has discussed with Armanino LLP, the independent public accounting firm, the auditors’ independence from management and the Company has received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB.

In addition, the Audit Committee considered whether the provision of non-audit services by Armanino LLP is compatible with maintaining its independence. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2020 for filing with the Securities and Exchange Commission.

Audit Committee of Reviva Pharmaceuticals Holdings, Inc.

Les Funtleyder, Chair

Purav Patel

Richard Margolin

*

The foregoing report of the Audit Committee is not to be deemed “soliciting material” or deemed to be “filed” with the Securities and Exchange Commission (irrespective of any general incorporation language in any document filed with the Securities and Exchange Commission) or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically incorporate it by reference into a document filed with the Securities and Exchange Commission.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Company on October 11, 2021 by:

●	each person known by the Company to be, or expected to be, the beneficial owner of more than 5% of shares of the Company’s common stock; and

●	each of the Company’s executive officers and directors.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of the Common Stock of the Company is based on 13,888,986 shares of Common Stock issued and outstanding as of October 11, 2021.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned

Officers and Directors (1)
Laxminarayan Bhat (2)	2,490,334	17.92%
Marc Cantillon (3)	69,012	*
Les Funtleyder (4)	-	-
Richard Margolin(5)	-	-
Purav Patel (6)	72,607	*
Narayan Prabhu (7)	-	-
Parag Saxena (8)(9)	2,300,876	16.57%
All Directors and Officers as a Group (seven persons)	4,932,829	35.36%

Greater than Five Percent Holders:
Sabby Volatility Warrant Master Fund, Ltd. (10)	790,447	5.55%
Tang Capital Partners, L.P. (11)	1,408,320	9.99%

* Less than one percent.

(1)	The business address of each of the officers and directors is c/o Reviva Pharmaceuticals Holdings, Inc., 19925 Stevens Creek Blvd., Suite 100, Cupertino, CA 95014.

(2)

Includes (a) 5,388 shares of Common Stock held by Dr. Bhat’s spouse and (b) 6,090 shares of Common Stock issuable upon the exercise of stock options held by Dr. Bhat’s spouse, that are exercisable or will be exercisable within 60 days of October 11, 2021.

(3)	Includes 53,292 shares of common stock issuable upon the exercise of stock options held by Dr. Cantillon that are exercisable or will be exercisable within 60 days of October 11, 2021.

(4)	Does not include 4,000 shares of common stock issuable upon the exercise of stock options that are not exercisable within 60 days of October 11, 2021.

(5)	Does not include 4,000 shares of common stock issuable upon the exercise of stock options that are not exercisable within 60 days of October 11, 2021.

(6)	Does not include 19,227 shares of common stock issuable upon the exercise of stock options that are not exercisable within 60 days of October 11, 2021.

(7)	Does not include 50,000 shares of common stock issuable upon the exercise of stock options that are not exercisable within 60 days of October 11, 2021.

(8)

Based on the information provided in the Schedule 13D/A filed with the SEC on June 3, 2021 by Mr. Saxena with respect to himself, Vedanta Associates, L.P., Beta Operators Fund, L.P., Vedanta Associates-R, L.P. and Vedanta Partners, LLC. Includes (a) 99,539 shares held by Vedanta Associates, L.P. (b) 399,000 shares held by Beta Operators Fund, L.P. and (c) 931,000 shares held by Vedanta Associates-R, L.P . Vedanta Partners, LLC is the general partner of Vedanta Associates, L.P and Vedanta Associates-R, L.P. Vedanta Associates, L.P. is the general partner of Beta Operators Fund, L.P. Vedanta Partners, LLC has voting and dispositive power over the securities held by Vedanta Associates, L.P. and Vedanta Associates-R, L.P. Vedanta Associates, LP. has voting and dispositive power over securities held by Beta Operators Fund L.P. Parag Saxena is the majority owner of Vedanta Partners, LLC and controls Vedanta Partners, LLC, Vedanta Associates-R, L.P. and Beta Operators Fund, L.P. and may be deemed to be the beneficial owner of such securities. Mr. Saxena, however, disclaims beneficial ownership over any securities owned by Vedanta Associates, L.P. Vedanta Associates-R, L.P. and Beta Operators Fund, L.P in which he does not have any pecuniary interest. Does not include (a) 299,250 shares of common stock issuable upon the exercise of 399,000 warrants held by Beta Operators Fund, L.P. which are subject to a 4.99% beneficial ownership limitation blocker, (b) 698,250 shares of common stock issuable upon the exercise of 931,000 warrants held by Vedanta Associates-R, L.P. which are subject to a 4.99% beneficial ownership limitation blocker and (c) 4,000 shares of common stock issuable upon the exercise of stock options held by Mr. Saxena that are not exercisable within 60 days of October 11, 2021.

(9)

The business address of Vedanta Associates, L.P., Beta Operators Fund, L.P., Vedanta Associates-R, L.P. and Vedanta Partners, LLC is c/o Vedanta Partners, LLC, 250 West 55th Street, New York, New York 10019.

(10)

Includes 350,000 shares of Common Stock issuable upon the exercise of warrants that are exercisable or will be exercisable within 60 days. Sabby Management, LLC serves as the investment manager of Sabby Volatility Warrant Master Fund, Ltd. Hal Mintz is the manager of Sabby Management, LLC and has voting and investment control of the securities held by Sabby Volatility Warrant Master Fund, Ltd. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities beneficially owned by Sabby Volatility Warrant Master Fund, Ltd., except to the extent of their respective pecuniary interest therein. The business address for Sabby Volatility Warrant Master Fund, Ltd is c/o Ogier Fiduciary Services (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman KY1-9007, Cayman Islands. The address for Sabby Management, LLC and Mr. Mintz is 10 Mountainview Road, Suite 205, Upper Saddle River, New Jersey 07458.

(11)

Based on the information provided in the Schedule 13G filed with the SEC on June 3, 2021 by Tang Capital Partners, L.P. with respect to itself, Tang Capital Management, LLC and Kevin Tang. Includes 208,320 shares of Common Stock issuable upon the exercise of warrants that are exercisable or will be exercisable within 60 days. The exercise of the warrants are subject to a 9.99% beneficial ownership limitation blocker which the holder has elected. The amounts and percentages in the table give effect to the beneficial ownership limitation. Tang Capital Management, LLC is the general partner of Tang Capital Partners, L.P. and has voting and dispositive power over the securities held by Tang Capital Partners, L.P. Kevin Tang is the manager of Tang Capital Management, LLC. The address for Tang Capital Partners, L.P., Tang Capital Management, LLC and Kevin Tang is 4747 Executive Drive, Suite 210, San Diego, CA 92121. Does not include 6,524,925 shares of common stock issuable upon the exercise of warrants held by Tang Capital Partners, L.P. which are subject to a 9.99% beneficial ownership limitation blocker.

TRANSACTIONS WITH RELATED PERSONS

The following includes a summary of transactions since January 1, 2019 to which we or Tenzing have been a participant in which the amount involved exceeded or will exceed the lesser of (i) $120,000 or (ii) 1% of our average total assets at year end for the last two completed fiscal years, and in which any of our directors, executive officers or beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described in the section entitled “Executive Compensation.”

Tenzing Related Person Transactions

Related Party Loans

In order to finance transaction costs in connection with a business combination, Tenzing LLC (the “Sponsor”) or an affiliate of Sponsor, or Tenzing’s officers and directors were permitted, but were not obligated to, making working capital loans. Such working capital loans were evidenced by promissory notes. The notes were to be repaid upon consummation of a business combination, without interest, or, at the lender’s discretion, up to $2,000,000 of notes were permitted to be converted upon consummation of a business combination into additional units at a price of $10.00 per unit. The units were identical to the private units that were issued simultaneously with the closing of Tenzing’s IPO.

On February 10, 2020, Tenzing entered into a convertible promissory note with Sponsor, pursuant to which Tenzing borrowed an aggregate amount of $750,000 (the “February Working Capital Loan”). Of such amount, $567,182 was used to fund an extension loan into the Trust Account and the balance was used to finance transaction costs in connection with a business combination. The February Working Capital Loan was non-interest bearing and became due to be paid upon the consummation of the Business Combination. The February Working Capital Loan was converted into units at a purchase price of $10.00 per unit. The units were identical to the private units that were issued simultaneously with the closing of Tenzing’s IPO.

On May 21, 2020, Tenzing entered into a convertible promissory note with Sponsor, pursuant to which Tenzing borrowed an aggregate amount of $375,000 (the “May Working Capital Loan”). Of such amount, $210,836 was used to fund the extension loan into the Trust Account and the balance was used to finance transaction costs in connection with a business combination. The May Working Capital Loan was non-interest bearing and became due to be paid upon the consummation of the Business Combination. The May Working Capital Loan was converted into units at a purchase price of $10.00 per unit. The units were identical to the private units that were issued simultaneously with the closing of Tenzing’s IPO.

On July 24, 2020, Tenzing entered into a convertible promissory note with Sponsor, pursuant to which Tenzing borrowed an aggregate amount of $175,000 (the “July Working Capital Loan”). Of such amount, $105,418.17 was used to fund the extension loan into the Trust Account. The July Working Capital Loan was non-interest bearing and became due to be paid upon the consummation of the Business Combination. The July Working Capital Loan was converted into units at a purchase price of $10.00 per unit. The units were identical to the private units that were issued simultaneously with the closing of Tenzing’s IPO.

On August 18, 2020, Tenzing entered into a convertible promissory note with Sponsor, pursuant to which Tenzing borrowed an aggregate amount of $125,000 (the “August Working Capital Loan”). Of such amount, $105,418.17 was used to fund the extension loan into the Trust Account and the balance was used to finance transaction costs in connection with a business combination. The August Working Capital Loan was non-interest bearing and became due to be paid upon the consummation of the Business Combination. The August Working Capital Loan was converted into units at a purchase price of $10.00 per unit. The units were identical to the private units that were issued simultaneously with the closing of Tenzing’s IPO.

On September 24, 2020, Tenzing entered into a convertible promissory note with Sponsor, pursuant to which Tenzing borrowed an aggregate amount of $350,000 (the “September Working Capital Loan”). Of such amount, $105,084.14 was used to fund the extension loan into the Trust Account and the balance was used to finance transaction costs in connection with a business combination and to fund additional contributions in connection with the extension. The September Working Capital Loan was non-interest bearing and became due to be paid upon the consummation of the Business Combination. The September Working Capital Loan was converted into units at a purchase price of $10.00 per unit, provided that conversion greater than $75,000 of the unpaid balance of the note was subject to the approval of Tenzing shareholders, which approval was obtained at the Shareholders Meeting. The units were identical to the private units that were issued simultaneously with the closing of Tenzing’s IPO.

On November 12, 2020, Tenzing entered into a convertible promissory note with Sponsor, pursuant to which Tenzing borrowed an aggregate amount of $200,000 (the “November Working Capital Loan”, together with the February Working Capital Loan, the May Working Capital Loan, the July Working Capital Loan, the August Working Capital Loan and the September Working Capital Loan, the “Working Capital Loans”). Of such amount, $105,084.14 was used to fund the extension loan into the Trust Account and the balance was used to finance transaction costs in connection with a business combination and to fund additional contributions in connection with the extension. The November Working Capital Loan was non-interest bearing and became due to be paid upon the consummation of the Business Combination. The November Working Capital Loan was converted into units at a purchase price of $10.00 per unit, provided that conversion of the unpaid balance of the note was subject to the approval of Tenzing shareholders, which approval was obtained at the Shareholders Meeting. The units were identical to the private units that were issued simultaneously with the closing of Tenzing’s IPO.

On December 14, 2020, in connection with the consummation of the Business Combination, Sponsor elected to have the Working Capital Loans converted, pursuant to the terms of the Working Capital Loans, into Private Placement Units, resulting in the issuance of an aggregate of 197,500 shares of the Company’s common stock (the “Working Capital Shares”) and warrants to purchase 197,500 shares of the Company’s common stock (the “Working Capital Warrants,” together with the Working Capital Shares, the “Conversion Securities”). Upon issuance of the Conversion Securities all of the existing obligations of the Company under the Working Capital Loans were satisfied in full and irrevocably discharged, terminated and released, and Sponsor retained no rights with respect to such Working Capital Loans, other than the registration rights provided pursuant to such Working Capital Loans.

On December 28, 2020, Sponsor conducted a liquidating distribution of all of the shares of Company common stock that it held on such date, including the founder shares of common stock issued to Sponsor (the “Founder Shares”), shares of common stock that were issued to Sponsor as part of the private placement of units  that took place simultaneously with the closing of Tenzing’s IPO (the “Sponsor’s Private Placement Shares”) and Working Capital Shares, to its members (as permitted transferees pursuant to a liquidating distribution) and assigned its registration rights in connection with the distribution. As a result, each of the members of Sponsor have the same registration rights and transfer restrictions with respect to the shares of Company common stock, including the Founder Shares, Sponsor’s Private Placement Shares, and Working Capital Shares, received by such member pursuant to the liquidating distribution.

Related Party Non-Redemption Agreement

Pursuant to the Non-Redemption Agreement, on December 14, 2020 Sabby Volatility Warrant Master Fund, Ltd. (“Sabby”) received (a) fifty-five thousand fifty (55,050) shares of common stock that were issued by the Company, (b) three hundred forty-three thousand (343,000) Private Placement Warrants that were acquired by Sponsor as part of the private placement units issued to Sponsor in connection with Tenzing’s IPO, which Sponsor transferred to Sabby on December 15, 2020 pursuant to the terms of the Non-Redemption Agreement and (c) the Working Capital Warrants, which Sponsor transferred to Sabby on December 15, 2020.

Old Reviva Related Person Transactions

Promissory Notes

On July 11, 2016, Old Reviva issued a note to Purav Patel, one of Old Reviva’s directors, in the name of PENSCO Trust Company, Custodian, FBO Purav Patel IRA, pursuant to which Old Reviva borrowed an aggregate principal amount of $50,000.00. The entire balance of the note was used to help finance Old Reviva’s operations. The note initially accrued interest at a rate of 8% per annum with a maturity date of July 11, 2017. The convertible promissory note had been in default since the maturity date, and was accruing interest at a default rate of 12% per annum. Pursuant to an amendment to the note, on December 14, 2020, immediately prior to the consummation of the Business Combination, the note converted into a number of shares of Old Reviva common stock equal to the quotient (rounded down to the nearest whole share) obtained by dividing (A) the sum of all then outstanding principal and accrued but unpaid interest on a date that was no more than five (5) days prior to the consummation of the Business Combination (which interest balance was approximately $24,499) by (B) a conversion price equal to $1.329698. Upon issuance of such shares of Old Reviva common stock all of the existing obligations of Old Reviva under the note were satisfied in full and irrevocably discharged, terminated and released, and Mr. Patel retained no rights with respect to such note.

On July 11, 2016, Old Reviva issued a note to Purav Patel, one of Old Reviva’s directors, pursuant to which Old Reviva borrowed an aggregate principal amount of $50,000. The entire balance of the note was used to help finance Old Reviva’s operations. The note initially accrued interest at a rate of 8% per annum with a maturity date of July 11, 2017. The convertible promissory note had been in default since the maturity date, and was accruing interest at a default rate of 12% per annum. Pursuant to an amendment to the note, on December 14, 2020, immediately prior to the consummation of the Business Combination, the note converted into a number of shares of Old Reviva common stock equal to the quotient (rounded down to the nearest whole share) obtained by dividing (A) the sum of all then outstanding principal and accrued but unpaid interest on a date that was no more than five (5) days prior to the consummation of the Business Combination (which interest balance was approximately $24,499) by (B) a conversion price equal to $1.329698. Upon issuance of such shares of Old Reviva common stock all of the existing obligations of Old Reviva under the note were satisfied in full and irrevocably discharged, terminated and released and Mr. Patel retained no rights with respect to such note.

On November 13, 2018, Old Reviva issued a note to Purav Patel, one of Old Reviva’s directors, pursuant to which Old Reviva borrowed an aggregate principal amount of $50,000. The entire balance of the note was used to help finance Old Reviva’s operations. The note accrued interest at a rate of 8% per annum with a maturity date of May 13, 2019. Pursuant to an amendment to the note, on December 14, 2020, immediately prior to the consummation of the Business Combination, the note converted into a number of shares of Old Reviva common stock equal to the quotient (rounded down to the nearest whole share) obtained by dividing (A) the sum of all then outstanding principal and accrued but unpaid interest on a date that was no more than five (5) days prior to the consummation of the Business Combination (which interest balance was approximately $8,296) by (B) a conversion price equal to $0.831018. Upon issuance of such shares of Old Reviva common stock all of the existing obligations of Old Reviva under the note were satisfied in full and irrevocably discharged, terminated and released and Mr. Patel retained no rights with respect to such note.

On December 13, 2018, Old Reviva issued a note to Buena Vista Fund II, LLC of which Purav Patel, one of Old Reviva’s directors, is Managing Member, in the principal amount of $25,000. The entire balance of the note was used to help finance Old Reviva’s operations. The note accrued interest at a rate of 8% per annum with a maturity date of June 13, 2019. Pursuant to an amendment to the note, on December 14, 2020, immediately prior to the consummation of the Business Combination, the note converted into a number of shares of Old Reviva common stock equal to the quotient (rounded down to the nearest whole share) obtained by dividing (A) the sum of all then outstanding principal and accrued but unpaid interest on a date that was no more than five (5) days prior to the consummation of the Business Combination (which interest balance was approximately $3,984) by (B) a conversion price equal to $1.330045. Upon issuance of such shares of Old Reviva common stock all of the existing obligations of Old Reviva under the note were satisfied in full and irrevocably discharged, terminated and released and Buena Vista Fund II, LLC retained no rights with respect to such note.

On October 14, 2016, Old Reviva issued a note to The Firdos Sheikh Family Trust of which Firdos Sheikh, a holder of greater than 5% of Old Reviva’s preferred stock, is Trustee, in the principal amount of $100,000. The entire balance of the note was used to help finance Old Reviva’s operations. The note initially accrued interest at a rate of 8% per annum with a maturity date of October 14, 2017. The note had been in default since the maturity date, and was accruing interest at a default rate of 12% per annum. Pursuant to an amendment to the note, on December 14, 2020, immediately prior to the consummation of the Business Combination, the note converted into a number of shares of Old Reviva common stock equal to the quotient (rounded down to the nearest whole share) obtained by dividing (A) the sum of all then outstanding principal and accrued but unpaid interest on a date that was no more than five (5) days prior to the consummation of the Business Combination (which interest balance was approximately $45,874) by (B) a conversion price equal to $1.329698. Upon issuance of such shares of Old Reviva common stock all of the existing obligations of Old Reviva under the note were satisfied in full and irrevocably discharged, terminated and released and The Firdos Sheikh Family Trust retained no rights with respect to such note.

On April 2, 2020, Old Reviva issued a note to The Firdos Sheikh Family Trust of which Firdos Sheikh, a holder of greater than 5% of Old Reviva’s preferred stock, is Trustee, in the principal amount of $100,000. The entire balance of the note was used to help finance Old Reviva’s operations. The note accrued interest at a rate of 8% per annum with a maturity date of October 2, 2020. Pursuant to an amendment to the note, on December 14, 2020, immediately prior to the consummation of the Business Combination, the note converted into a number of shares of Old Reviva common stock equal to the quotient (rounded down to the nearest whole share) obtained by dividing (A) the sum of all then outstanding principal and accrued but unpaid interest on a date that was no more than five (5) days prior to the consummation of the Business Combination (which interest balance was approximately $5,523) by (B) a conversion price equal to $1.329770. Upon issuance of such shares of Old Reviva common stock all of the existing obligations of Old Reviva under the note were satisfied in full and irrevocably discharged, terminated and released and The Firdos Sheikh Family Trust retained no rights with respect to such note.

On September 9, 2016, Old Reviva issued a note to the Thaker Family Limited Partnership, of which Pankaj Thaker, a holder of greater than 5% of Old Reviva’s preferred stock, is the General Partner, in the principal amount of $25,000. The entire balance of the note was used to help finance Old Reviva’s operations. The note initially accrued interest at a rate of 8% per annum with a maturity date of September 9, 2017. The note had been in default since the maturity date, and was accruing interest at a default rate of 12% per annum. Pursuant to an amendment to the note, on December 14, 2020, immediately prior to the consummation of the Business Combination, the note converted into a number of shares of Old Reviva common stock equal to the quotient (rounded down to the nearest whole share) obtained by dividing (A) the sum of all then outstanding principal and accrued but unpaid interest on a date that was no more than five (5) days prior to the consummation of the Business Combination (which interest balance was approximately $11,756) by (B) a conversion price equal to $1.329698. Upon issuance of such shares of Old Reviva common stock all of the existing obligations of Old Reviva under the note were satisfied in full and irrevocably discharged, terminated and released and Thaker Family Limited Partnership retained no rights with respect to such note.

On September 9, 2016, Old Reviva issued a note to the 2012 Satyen P. Thaker Revocable Trust, of which Satyen Thaker, a holder of greater than 5% of Old Reviva’s preferred stock, is the Trustee, in the principal amount of $25,000. The entire balance of the note was used to help finance Old Reviva’s operations. The note initially accrued interest at a rate of 8% per annum with a maturity date of September 9, 2017. The 2016 Note had been in default since the maturity date, and was accruing interest at a default rate of 12% per annum. Pursuant to an amendment to the note, on December 14, 2020, immediately prior to the consummation of the Business Combination, the note converted into a number of shares of Old Reviva common stock equal to the quotient (rounded down to the nearest whole share) obtained by dividing (A) the sum of all then outstanding principal and accrued but unpaid interest on a date that was no more than five (5) days prior to the consummation of the Business Combination (which interest balance was approximately $11,756) by (B) a conversion price equal to $1.329698. Upon issuance of such shares of Old Reviva common stock all of the existing obligations of Old Reviva under the note were satisfied in full and irrevocably discharged, terminated and released and 2012 Satyen P. Thaker Revocable Trust retained no rights with respect to such note.

Related Party Payable

Old Reviva had related party payables due to Laxminarayan Bhat, Old Reviva’s Chief Executive Officer, for expenses that were incurred on Old Reviva’s behalf by Dr. Bhat totaling $75,707 as of December 4, 2020, which amount was reimbursed to Dr. Bhat on December 7, 2020.

Indian Subsidiary

Mr. Krishnamurthy Bhat, an Indian resident and the brother of Dr. Bhat, the Company’s Chief Executive Officer’s, holds a 1% ownership stake and is a director of the Company’s subsidiary, Reviva Pharmaceuticals India Private Limited. The Indian government regulates ownership of Indian companies by non-residents. Foreign investment in Indian securities is generally regulated by the Consolidated Policy on Foreign Direct Investment issued by the Government and the Foreign Exchange Management Act, 1999, which prevents 100% ownership by a foreign parent company of its Indian subsidiary.

Employment

Reviva employs Seema R. Bhat, the spouse of Laxminarayan Bhat, the Copmany’s Chief Executive Officer, as its Vice President for Program & Portfolio Management, pursuant to an Offer Letter dated March 1, 2011 (the “Bhat 2011 Offer Letter”). In October 2015, Ms. Bhat entered into a letter agreement with Reviva pursuant to which Ms. Bhat agreed to a reduction in her base annual salary to $30,000.00 for an indefinite period of time. Effective since October 2018, Ms. Bhat had agreed to defer her entire salary, without interest. Effective as of October 2, 2020, 35,385 shares of Reviva common stock were issued to Ms. Bhat in full satisfaction of the entire deferred salary balance owed to Ms. Bhat, pursuant to a Stock Issuance Agreement and Release.

On June 16, 2021, the Company entered into an Employment Letter with Ms. Bhat (the “Bhat 2021 Employment Letter”), which supersedes the Bhat 2011 Offer Letter. The Bhat 2021 Employment Letter provides for Ms. Bhat to continue to serve as our Vice President for Program & Portfolio Management reporting to our Chief Executive Officer or our Board and provides for an annual base salary of $277,000, retroactive to December 15, 2020 (the day following the Business Combination). Under the Bhat 2021 Employment Letter, Ms. Bhat is eligible for annual bonuses in the discretion of our Board.  The Bhat 2021 Employment Letter provides that to receive any bonus, Ms. Bhat must be employed by the Company at the time of payment. The Bhat 2021 Employment Letter provides that Ms. Bhat may also receive, in the discretion of our Board, equity awards under the Company’s 2020 Equity Incentive Plan or any other equity incentive plan that the Company may adopt in the future. The Bhat 2021 Employment Letter contains customary confidentiality and assignment of inventions provisions.

Effective since October 2018, Dr. Cantillon had agreed to defer his entire salary, without interest. Effective as of October 2, 2020, 35,385 shares of Old Reviva common stock were issued to Dr. Cantillon in full satisfaction of the entire deferred salary balance owed to Dr. Cantillon, pursuant to a Stock Issuance Agreement and Release.

Effective since April 2019, Dr. Bhat had agreed to the deferral of his past salary as necessary, without interest. Effective as of October 2, 2020, 132,506 shares of Old Reviva common stock were issued to Dr. Bhat in full satisfaction of the entire deferred salary balance owed to Dr. Bhat, pursuant to a Stock Issuance Agreement and Release.

Indemnification Agreements

The Company has entered into indemnification agreements with each of its directors and named executive officers. These agreements require the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Company also intends to enter into indemnification agreements with its future directors and executive officers. For a more fulsome description of the indemnification agreements refer to the disclosure in “Executive Compensation”.

Participation in 2021 Offering

Vedanta Associates, LP (“VA”), an affiliate of Parag Saxena, the Chairman of our Board, or one or more accounts affiliated with VA (such funds or accounts, together with VA, the “Vedanta Accounts”) have purchased an aggregate of $4,987,500.00 in units in the Company’s public offering completed in June 2021 at the public offering price. The underwriters received the same discount on the units purchased by the Vedanta Accounts as they did from any other units sold to the public in this public offering.

Policies and Procedures for Related Party Transactions:

Our Board has adopted a policy that its executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of its common stock, any members of the immediate family of any of the foregoing persons and any firms, corporations or other entities in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest (collectively “related parties”), are not permitted to enter into a transaction with the Company without the prior consent of our Board acting through the Audit Committee or, in certain circumstances, the chairman of the Audit Committee. Any request for the Company to enter into a transaction with a related party, in which the amount involved exceeds $100,000 and such related party would have a direct or indirect interest must first be presented to the Audit Committee, or in certain circumstances the chairman of the Audit Committee, for review, consideration and approval. In approving or rejecting any such proposal, the Audit Committee, or the chairman of the Audit Committee, is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, the extent of the benefits to us, the availability of other sources of comparable products or services and the extent of the related party’s interest in the transaction.

PROPOSAL 2: RATIFY THE APPOINTMENT OF ARMANINO LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2021

Prior to the Business Combination, Tenzing’s consolidated financial statements were audited by Marcum LLP. For accounting purposes, the Business Combination is treated as a reverse acquisition and, as such, the historical financial statements of the accounting acquirer, Reviva, which have been audited by Armanino LLP became the historical consolidated financial statements of the Company. In a reverse acquisition, a change of accountants is presumed to have occurred unless the same accountant audited the pre-transaction financial statements of both the legal acquirer and the accounting acquirer, and such change is generally presumed to occur on the date the reverse acquisition is completed.

On December 17, 2020, the Audit Committee elected to continue to engage Marcum LLP (“Marcum”), an independent registered accounting firm, as our independent registered public accounting firm to review our condensed consolidated financial statements for the three and nine month period ended November 30, 2020, and, following Marcum’s review of our condensed consolidated financial statements for the three and nine month period ended November 30, 2020, we decided to terminate Marcum’s engagement and appoint Armanino LLP, as the independent registered public accounting firm engaged to audit our consolidated financial statements for the year ended December 31, 2020.

Marcum has since completed its review of our condensed consolidated financial statements for the three and nine month period ended November 30, 2020, and we terminated our relationship with Marcum effective January 15, 2021.

The reports of Marcum on our financial statements for the fiscal year ended February 29, 2020 and for the period from March 20, 2018 (inception) through February 28, 2019, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles except that, the reports on the financial statements as of and for the year ended February 29, 2020 and for the period from March 20, 2018 (inception) through February 28, 2019, each contained a separate explanatory paragraph regarding substantial doubt about our ability to continue as a going concern.

During the fiscal year ended February 29, 2020 and for the period from March 20, 2018 (inception) through February 28, 2019, and the subsequent interim period through November 30, 2020, there have been no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with Marcum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference thereto in their reports on the financial statements for such fiscal years.

During the fiscal year ended February 29, 2020 and for the period from March 20, 2018 (inception) through February 28, 2019, and any subsequent interim period through November 30, 2020, there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

On January 19, 2021, the Audit Committee approved the appointment of Armanino LLP as our new independent registered public accounting firm, effective as of that date. During the fiscal year ended February 29, 2020 and for the period from March 20, 2018 (inception) through February 28, 2019, and the subsequent interim period through November 30, 2020, neither Tenzing, nor anyone on its behalf, consulted Armanino LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the financial statements of Tenzing, and no written report or oral advice was provided to Tenzing by Armanino that Armanino LLP concluded was an important factor considered by Tenzing in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Audit Committee has reappointed Armanino LLP as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2021, and has further directed that management submit their selection of independent registered public accounting firm for ratification by our stockholders at the Annual Meeting. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as public registered accounting firm.

Principal Accountant Fees and Services

The following table summarizes the fees for professional services rendered by Armanino LLP, the Company’s (and Old Reviva’s, prior to the Business Commination) independent registered public accounting firm, for each of the respective last two fiscal years:

Year ending December 31,	2020	2019
Audit fees(1)(2)(3)	$233,077	$63,750
Audit related fees	—	—
Tax fees	—	—
All other fees	—	—
Total	$233,077	$63,750

(1)

Audit fees consist of fees incurred for professional services rendered for the audit of our annual financial statements and review of the quarterly financial statements, assistance with registration statements filed with the SEC, and services that are normally provided by our independent registered public accounting firm in connection with regulatory filings or engagements.

(2)	For the fiscal year ended December 31, 2020, Audit fees of $68,957 were paid to Armanino LLP.

(3)	For the fiscal year ended December 31, 2019, Audit fees of $63,750 were paid to Armanino LLP.

Auditor Independence

In our fiscal year ended December 31, 2020, there were no other professional services provided by Armanino LLP that would have required our audit committee to consider their compatibility with maintaining the independence of Armanino LLP.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm.  Under this policy, our audit committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence.  All fees paid to Armanino LLP for our fiscal years ended December 31, 2020 and 2019 were pre-approved by our audit committee.

Attendance at Annual Meeting

Representatives of Armanino LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

STOCKHOLDER PROPOSALS

Stockholder Proposals for 2022 Annual Meeting

Any stockholder proposals submitted for inclusion in our proxy statement and form of proxy for our 2022 Annual Meeting of Stockholders in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, as amended must be received by us no later than June 28, 2022 in order to be considered for inclusion in our proxy statement and form of proxy. Such proposal must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal shall be mailed to: Reviva Pharmaceuticals Holdings, Inc., 9925 Stevens Creek Blvd., Suite 100, Cupertino, California 95014, Attn.: Secretary.

Our bylaws state that a stockholder must provide timely written notice of any nominations of persons for election to our Board or any other proposal to be brought before the meeting together with supporting documentation as well as be present at such meeting, either in person or by a representative. For our 2022 Annual Meeting of Stockholders, a stockholder’s notice shall be timely received by us at our principal executive office no later than September 9, 2022 and no earlier than August 10, 2022; provided, however, that in the event the Annual Meeting is scheduled to be held more than thirty (30) days before the anniversary date of the immediately preceding Annual Meeting of Stockholders (the “Anniversary Date”) or more than sixty (60) days after the Anniversary Date, a stockholder’s notice shall be timely if received by our Secretary at our principal executive office not later than the close of business on the later of (i) the ninetieth (90th) day prior to the scheduled date of such Annual Meeting; and (ii) the tenth (10th) day following the day on which such public announcement of the date of such Annual Meeting is first made by us. Proxies solicited by our Board will confer discretionary voting authority with respect to these nominations or proposals, subject to the SEC’s rules and regulations governing the exercise of this authority. Any such nomination or proposal shall be mailed to: Reviva Pharmaceuticals Holdings, Inc., 9925 Stevens Creek Blvd., Suite 100, Cupertino, California 95014, Attn.: Secretary.

ANNUAL REPORT

Copies of our Annual Report on Form 10-K (including audited financial statements), as amended, filed with the SEC may be obtained without charge by writing to Reviva Pharmaceuticals Holdings, Inc., 9925 Stevens Creek Blvd., Suite 100, Cupertino, California 95014, Attn.: Secretary. A request for a copy of our Annual Report on Form 10-K must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of our common stock on October 11, 2021. Exhibits to the Form 10-K will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

Our audited financial statements for the fiscal year ended December 31, 2020 and certain other related financial and business information are contained in our Annual Report on Form 10-K, as amended, which is being made available to our stockholders along with this proxy statement, but which is not deemed a part of the proxy soliciting material.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of this Proxy Statement to any stockholder upon written or oral request to: Reviva Pharmaceuticals Holdings, Inc., 9925 Stevens Creek Blvd., Suite 100, Cupertino, California 95014, Attn.: Secretary, or by phone at (408) 501-8881. Any stockholder who wants to receive a separate copy of this Proxy Statement, or of our proxy statements or annual reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the address and phone number above.

OTHER MATTERS

As of the date of this proxy statement, the Board does not intend to present at the Annual Meeting of Stockholders any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter requiring a vote of the stockholders should come before the meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

By Order of the Board of Directors

/s/ Laxminarayan Bhat
Laxminarayan Bhat
Chief Executive Officer

October 26, 2021
Cupertino, California

BROADRIDGE CORPORATE ISSUER SOLUTIONS REVIVA PHARMACEUTICALS HOLDINGS, INC. P.O. BOX 1342 BRENTWOOD, NY 11717

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on December 7, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/RVPH2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on December 7, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D60956-P59934	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

REVIVA PHARMACEUTICALS HOLDINGS, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:			☐	☐	☐

1.	Election of Directors

01) Laxminarayan Bhat
02) Parag Saxena
03) Richard Margolin
04) Purav Patel
05) Les Funtleyder

The Board of Directors recommends you vote FOR the following proposal:							For	Against	Abstain

2.	Ratification of the appointment of Armanino LLP as the independent registered public accounting firm.						☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,

administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Annual Report and Form 10-K, as amended, are available at

www.proxyvote.com.

D60957-P59934

REVIVA PHARMACEUTICALS HOLDINGS, INC.

ANNUAL MEETING OF SHAREHOLDERS December 8, 2021 11:00 AM Pacific Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder(s) hereby appoint(s) Laxminarayan Bhat and Narayan Prabhu, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Reviva Pharmaceuticals Holdings, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held virtually via the Internet at 11:00 a.m., Pacific Time on Wednesday, December 8, 2021, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE